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Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

STROUD ENERGY, INC.

        I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 8, Chapter 1 of the Delaware General Corporation Law, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Delaware, do hereby adopt and make the following Certificate of Incorporation:

        FIRST:    Name. The name of the corporation is STROUD ENERGY, INC. (the "Corporation").

        SECOND:    Address. The street address of the Corporation's registered office in the state of Delaware where process may be served on the Corporation is 1209 Orange Street, Wilmington, Delaware 19801, and the name of the Corporation's registered agent at this address is The Corporation Trust Company.

        THIRD:    Purpose. The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:    Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 85,000,000 shares, consisting of (i) 75,000,000 shares of a class designated as Common Stock, par value $.001 per share (the "Common Stock"), and (ii) 10,000,000 shares of a class designated as Preferred Stock, par value $.001 per share (the "Preferred Stock"). The relative rights of the shares of each class of capital stock are as follows:

        1.     Common Stock.

          (a)   The holders of the Common Stock shall have and possess all rights as stockholders of the Corporation except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the outstanding Preferred Stock. All Common Stock, when duly issued, shall be fully paid and nonassessable. The holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

          (b)   Each stockholder of record shall have one vote for each share of Common Stock standing in his name on the books of the Corporation and entitled to vote.

          (c)   The holders of shares of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions in any dissolution, liquidation or winding up of the Corporation, subject to the payment of any preferences thereto applicable to outstanding Preferred Stock.

        2.     Preferred Stock. The Corporation may divide and issue the Preferred Stock in series. Preferred Stock of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors hereby is expressly vested with authority to divide the class of Preferred Stock into series and to fix and determine the relative rights, limitations and preferences of the shares of any such series so established to the full extent permitted by this Certificate of Incorporation and the General Corporation Law of the State of Delaware in respect of the following:

          (a)   The number of shares to constitute such series, and the distinctive designations thereof;

          (b)   The rate and preference of any dividends and the time of payment of any dividends, whether dividends are cumulative and the date from which any dividends shall accrue;

          (c)   Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (d)   The amount payable upon shares in event of involuntary liquidation;

          (e)   The amount payable upon shares in event of voluntary liquidation;

          (f)    Sinking fund or other provisions, if any, for the redemption or purchase of shares;

          (g)   The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

          (h)   Voting rights, if any; and

          (i)    Any other relative rights and preferences of shares of such series, including without limitation any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

        Notwithstanding the fixing of the number of shares constituting the particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series or may reduce the number of shares constituting such series.

        The Board of Directors expressly is authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock, but in all other respects the shares of each series shall be of equal rank with each other, regardless of series. All Preferred Stock in any one series shall be identical in all respects.

        FIFTH:    Board of Directors.

        1.     Management.

          (a)   The governing body of this Corporation shall be known as the Board of Directors, and the number of directors of the Corporation may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of the Corporation. The exact number of directors shall be fixed from time to time pursuant to a resolution adopted by the directors or as provided in the Bylaws of the Corporation.

          (b)   The Board of Directors shall be and is divided into three (3) classes as nearly as equal in size as is practicable, hereby designated Class I, Class II and Class III. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class II and one of the extra directors shall be a member of Class III, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

          (c)   Holders of Common Stock shall elect all directors of the Corporation. Elections of directors need not be by written ballot except as and to the extent provided in the Bylaws of the Corporation. Cumulative voting for the election of directors is not allowed.

          (d)   Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term expiring at the Corporation's annual meeting held in 2006; each initial director in Class II shall serve for a term expiring at the Corporation's annual meeting held in 2007; and each initial director in Class III shall serve for a term expiring at the Corporation's annual meeting held in 2008; provided, further, that the term of each director shall continue until the election and qualification of his successor and shall be subject to his earlier death, resignation or removal.

          (e)   The initial directors of the Corporation, who shall serve as the directors of the Corporation until their successors are elected and qualify or until their earlier death, resignation or removal from office, and their respective classifications and terms shall be as follows:

Class I	(Term expiring at the next succeeding annual meeting)	Christopher A. Wright
Class II	(Term expiring at the second succeeding annual meeting)	David B. Miller
Class III	(Term expiring at the third succeeding annual meeting)	Patrick J. Noyes

          (f)    Subject to the rights of the holders of any series of Preferred Stock to remove directors under specified circumstances, (i) no director may be removed without cause and (ii) the affirmative vote of the holders of at least sixty-seven (67%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any director or the entire Board of Directors for cause.

          (g)   In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors in accordance with the provisions of Section (b) above. To the extent possible, consistent with the provisions of Section (b) above, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

          (h)   Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

        2.     Stockholder Nominations of Directors and Introduction of Business.

        Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

        SIXTH:    Director and Officer Liability and Indemnification.

        1.     Elimination of Director and Officer Liability.

        To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no Director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or officer occurring on or after the date of incorporation; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or officer (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law, (iii) the payment of dividends in violation of Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction for which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article SEVENTH, Section 1 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director or officer of the Corporation for acts or omissions prior to such repeal or modification.

        2.     Indemnification and Insurance.

          (a)   Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or serves, in any capacity, any corporation, partnership or other entity in which the Corporation has a partnership or other interest, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, the Corporation shall indemnify any such person seeking indemnification pursuant to this subsection in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation may, by action of its Board of Directors, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b)   Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SEVENTH shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          (c)   Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          (d)   Severability. If any subsection of this Section (b) of this Article SEVENTH shall be deemed to be invalid or ineffective in any proceedings, the remaining subsections hereof shall not be affected and shall remain in full force and effect.

        SEVENTH:    Term. The Corporation shall have perpetual existence.

        EIGHTH:    Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors regardless of whether there exist any vacancies in such authorized directorships. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation in the event of such a vote.

        NINTH:    Stockholder Meetings. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Only the Board of Directors shall be permitted to call a special meeting of stockholders.

        TENTH:    Amendment to Certificate of Incorporation. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided however, that the affirmative vote of the holders of at least sixty-seven percent (67%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, voting together as a single class, shall be required to alter, amend or repeal Articles FIFTH and NINTH of this Certificate of Incorporation; provided, however, that this Article TENTH shall not apply to, and such sixty-seven percent (67%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors.

        ELEVENTH:    Incorporator. The name and mailing address of the incorporator signing this Certificate of Incorporation are as follows:

Name	Address
Patrick J. Noyes	210 Sixth Street, Suite 500 Fort Worth, Texas 76102

        IN WITNESS WHEREOF, I do hereby execute this Certificate of Incorporation as of July 18, 2005.

By:	/s/ PATRICK J. NOYES Patrick J. Noyes, Incorporator

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  Exhibit 3.1
CERTIFICATE OF INCORPORATION OF STROUD ENERGY, INC.